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                                                                   EXHIBIT 10.31

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[NABI LOGO]

                 FIRST AMENDMENT TO PRODUCTION AGREEMENT BETWEEN
                            NABI AND INHIBITEX, INC.
                             DATED DECEMBER 5, 2001

The parties to this First Amendment to the Production Agreement dated December 5, 2001 are Nabi Biopharmaceuticals, formerly Nabi, a Delaware corporation ("Nabi"), and Inhibitex, Inc., a Delaware corporation ("Inhibitex").

Background:

         WHEREAS, Nabi and Inhibitex entered into a Production Agreement having an Effective Date of December 5, 2001 (the "Agreement"), pursuant to which Nabi has agreed to manufacture Product for Inhibitex (capitalized terms used herein shall have the meanings defined in the Agreement unless otherwise defined herein); and

         WHEREAS, Nabi and Inhibitex desire to amend the Agreement as hereinafter provided to define the structure for profit sharing in connection with the sale of a By-Product, Fraction V, in accordance with Section 10 of the Agreement, and acknowledge that no previous amendments to the Agreement have been made; and

         WHEREAS, the parties hereby agree and confirm that the Agreement is currently in full force and effect as between them, and further agree that all terms and conditions as they previously applied shall continue to apply to the Agreement, except as hereby amended.

         NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Amendments:

         1.       Each of Sections 1.26, 2.5(b), 2.5(e), 2.5(f), 2.5(h) and 9.2
is hereby amended by inserting the phrase "and any By-Product" immediately after each reference to "Product" contained therein. Each of Sections 2.5(d), 2.5(m), 2.5(n), 2.5(p), 2.5(q), 2.5(r), 3.3 and 17.5 is hereby amended by inserting the phrase "or any By-Product" immediately after each reference to "Product" contained therein.

         2. Section 2.5 is hereby amended by adding new subsection (z) to read in its entirety as follows:

         "(z)     have sole responsibility for the manufacture, testing,
filling, labeling, storage and shipping of any By-Product."

         3. Section 10 is hereby amended by numbering the existing paragraph "10.1" and adding new subsection 10.2 to read in its entirety as follows:

"10.2    Terms of Sale for Fraction V By-Product:

         Nabi shall have the exclusive right to sell Fraction V By-Product throughout the term of the Agreement on behalf of Inhibitex pursuant to the following terms:

                                                                  [NABI ADDRESS]

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         (a)               For purposes of this Section 10.2, "Profits" shall be
                  defined as the amount remaining after (i) direct costs incurred by Nabi (calculated in accordance with Nabi's cost accounting practices for other manufactured products) for labor, raw materials and supplies used specifically in the process of producing Fraction V from Fraction II + III centrifugate and (ii) reasonable deductions for cash or other discounts or uncollected accounts on the sale of Fraction V are subtracted from (iii) Nabi's gross receipts from the sale of Fraction V. No other overheads or non-direct cost allocations are to be deducted from gross receipts from the sale of Fraction V in the calculation of Profits.

         (b) Inhibitex and Nabi shall share the Profits from the sale of Fraction V as follows:

                  [ *** ] to Nabi
                  [ *** ] to Inhibitex

         (c) Nabi shall be responsible for negotiating all sales terms and conditions with customers, and shall have the right to enter into contracts for the sale of Fraction V without the prior approval of Inhibitex.

         (d) Nabi will remit payment of monies owed to Inhibitex on the sale of Fraction V within fifteen (15) days of receipt of payment from Nabi's customer. Nabi will certify, if requested, that the gross receipts used to calculate Profits include all amounts remitted to Nabi in consideration of the sale of Fraction V to the customer and that Nabi will not be receiving any other remuneration from the customer or any other party in consideration of such sale (such as free goods, add-on values, etc.).

         (e) At the beginning of each calendar year, Nabi shall provide Inhibitex with a goof faith estimate of its direct costs and the selling price it expects to be used in the calculation of Profits for the next year. With each payment of monies made by Nabi to Inhibitex pursuant to 10.2 (d) Nabi will provide an accounting statement that reflects the actual calculation of Profits, including the actual direct costs and selling price obtained in those particular sales of Fraction
                  V. and an explanation of any material variances from its good faith estimate. Inhibitex shall have the right to make enquiries and ask for reasonable support relative to any material variances in the calculation of Profits included in the accounting statement. In the event that Inhibitex and Nabi cannot reach agreement as to the reasonableness or accuracy of the calculation of Profits as it relates to a payment or payments, the parties agree to retain an independent public accountant, satisfactory to both parties, to resolve the dispute. The parties agree to accept the decision of the independent public accountants as final. The fees and expenses of the independent account will be borne by the parties in proportion to the differences between the respective estimates of Profits and Profits as finally determined by the independent public accountant.

         4. Section 17.3 is hereby amended by adding new subsection (d) to read in its entirety as follows:

         "(d) any claim brought by a third party arising out of or in connection with the use or sale of any By-Product."

Miscellaneous:

Each Party represents and warrants that each of its representations and warranties set forth in the Agreement is true and correct as of the date hereof as though made on the date hereof.

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Except as expressly provided herein, all terms and conditions set forth in the
Agreement remain unchanged and continue in full force and effect.

The Parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this First Amendment.

This First Amendment to the Agreement is effective the 6th day of May, 2002.

IN WITNESS WHEREOF, the parties hereby have caused this First Amendment to the Agreement to be executed and the persons signing the same warrant that they are duly authorized to sign for and on behalf of the respective parties.

Nabi Biopharmaceuticals                           Inhibitex, Inc.

By: /s/ Thomas H. McLain                          By: /s/Robert Schweiger
    --------------------                              --------------------------
                                                      R. Schweiger
Title: Exec VP and COO                            Title: VP Business Development